SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 29, 2006

                           ONSTREAM MEDIA CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                000-22849                              65-0420146
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         (Commission File Number)         (IRS Employer Identification Number)

                 1291 SW 29 Avenue, Pompano Beach, Florida 33069
                 -----------------------------------------------
                   (Address of executive offices and Zip Code)

                                  (954)917-6655
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

                         -------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CRF
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

      On March 29, 2006 Onstream Media Corporation issued a press release announcing the execution of agreements for a new $2.5 million financing, consisting of Subordinated Convertible Debentures and Warrants. The Subordinated Convertible Debentures, which have a 48-month term, bear interest at a rate of 8% annually, payable quarterly in cash or registered stock at the company's option based on certain requirements, and have a fixed conversion rate of $1.00. The five-year warrant grants the right to purchase 35,000 shares of common stock per $100,000 of Debentures, with an exercise price equal to $1.50 per share exercisable starting six months after Closing.

Item 7.01   Regulation FD Disclosure

      A copy of the Company's press release regarding the foregoing is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits

Exhibit No.                   Description

99.1              Press release dated March 29, 2006


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ONSTREAM MEDIA CORPORATION

                                             By: /s/ Robert E. Tomlinson
                                                 -----------------------
March 29, 2006                                   Robert E. Tomlinson, CFO